UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2005

Indigo-Energy, Inc.
(Formerly Procare America, Inc.)
(Exact name of Registrant as specified in charter)

Nevada	2-75313	84-0871427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2857 Hartwick Pines Drive, Henderson, Nevada 89052
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (702) 990-3387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Explanatory Note

This Amendment No.1 to our Form 8-K filed on February 2, 2006, regarding the acquisition and recapitalization of Indigo Land & Development, is being filed to(1) provide the audited financial statements of Indigo Land & Development for the fiscal year ended December 31, 2004 and the period January 1, 2005 through December 15, 2005 in accordance with Item 310(c) of Regulation S-B, which replaces the financial statements filed under Part F/S of the February 2, 2006 Form 8-K; (2) reference Item 4.01 Changes in Registrant’s Certifying Accountant; and (3) include Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year), disclosing the change in our fiscal year end to December 31, as a result of the acquisition, recapitalization and reorganization.

Item 4.01 Changes in Registrant’s Certifying Accountant (Discussed below in Part II, Item 3.)

Stirtz Bernards Boyden Surdel & Larter, P.A., had been the auditor for Procare America, Inc., for the fiscal year ended June 30, 2001, which was the last fiscal year for which audited statements were filed. Stirtz Bernards Boyden Surdel & Larter, P.A., merged into Wipfli LLP in 2003. Wipfli LLP was never engaged by Procare America, Inc. In December 2005, the Company dismissed Stirtz Bernards Boyden Surdel & Larter, P.A. The audit reports of Stirtz Bernards Boyden Surdel & Larter, P.A. on our financial statements as of and for the years ended June 30, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. However, the opinion did contain an uncertainty as to Procare America, Inc.'s ability to continue as a going concern.

In connection with the audit of the financial statements prepared for the fiscal years ended June 30, 2005, 2004, 2003, and 2002 and to the date of dismissal, the Registrant had no disagreements with Stirtz Bernards Boyden Surdel & Larter, P.A. with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedures of the type discussed in Item 304(a)(iv) of Regulation S-B.

In December 2005, the Registrant engaged Michael F. Cronin, CPA, as the new principal independent accountant for the Company. The board of directors has approved the change of accountants.

For the fiscal years ended June 30, 2005, 2004, 2003, and 2002, Michael F. Cronin, CPA, including the subsequent interim periods through the date of the appointment of Michael F. Cronin CPA, neither the Registrant, nor anyone on its behalf, consulted with Michael F. Cronin, CPA regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The Registrant has provided Wipfli LLP, as successors to Stirtz Bernards Boyden Surdel & Larter, P.A., with a copy of this report prior to filing it with the Securities and Exchange Commission (SEC). We requested that Wipfli LLP, as successors to Stirtz Bernards Boyden Surdel & Larter, P.A., furnish separate letters addressed to the SEC stating whether the firm concurs with the above statements. The letter from Wipfli LLP, as successors to Stirtz Bernards Boyden Surdel & Larter, P.A., is attached as Exhibit 16.1 to this Form 8-K.

Item 5.03 Change in Fiscal Year.

(b) As noted in our Form 8-K filed on February 2, 2006, the Company (Procare America, Inc.) on December 15, 2005 acquired all of the outstanding common shares of Indigo Land & Development, Inc. and therefore was the legal acquirer in the merger. For accounting purposes, the acquisition has been treated as the acquisition of Procare America by Indigo Land & Development and as a recapitalization of Indigo Land & Development. Indigo Land & Development was the accounting acquirer since its shareholders acquired a majority ownership interest in Procare America. Consequently, going forward, the historical financial information included in the financial statements of the Company prior to December 15, 2005 will be that of Indigo Land & Development. The fiscal year end of Indigo Land & Development is December 31 which has now become the Company's fiscal year end.

Item 5.01 Change in Control
Item 5.03 Amendment to Articles of Incorporation or Bylaws;
Item 5.06 Change in Shell Company Status

The following information is being provided on the reorganized Registrant pursuant to the information required by a Form 10SB.

Part I

Item 1. Description of Business.

As used in this annual report, "we", "us", "our", "Indigo", the "Registrant", the "Company" or "our Company" refers to Indigo-Energy, Inc. and its subsidiary.

Business Development of Procare America, Inc.

The Company was formed as Fuller-Banks Energy, Inc., in 1981. In 1987 it changed its name to Royal Equity Exchange Inc. and in 1999 changed its name to Procare America, Inc. The Company ceased all operations in 2001 and has been a dormant shell company since 2001.

On December 15, 2005, pursuant to the terms of an Exchange Agreement, 100% of the outstanding shares of Indigo Land & Development, Inc., a Virginia Corporation were to be exchanged for 176,457,126 shares of the Registrant constituting 91% of the total shares outstanding. Subsequent to execution of the Exchange Agreement, the new board of directors and management were appointed in December 2005 without closing of the Exchange Agreement.

New management of the Registrant and the sole shareholder of Indigo Land & Development Inc., determined it was in the best interest of the shareholders of the Registrant and of Indigo Land & Development Inc., to modify the terms of the Exchange Agreement, complete the reorganization, file the Registrant's delinquent Securities and Exchange Commission filings and carry out the business plan of the newly acquired subsidiary despite prior management of the Registrant having failed to do so as required by the Exchange Agreement.

On December 15, 2005, the sole shareholder of Indigo Land & Development Inc., whom the Exchange Agreement stated would receive 176,457,126 shares of the Registrant's common stock consented to the receipt of 49,100,000 shares in lieu of the Exchange Agreement's stated number so that new management would be able to achieve their desired capitalization structure through the issuance of shares to investors in and employees/contractors of Indigo Land & Development, Inc. As a result, on December 15, 2005, 100% of the outstanding shares of Indigo Land & Development were exchanged for 49,100,000 shares of Procare America and the transaction closed. Procare America was the legal acquirer in the transaction since it acquired all of the outstanding shares of Indigo Land & Development in the merger. For accounting purposes, the acquisition has been treated as the acquisition of Procare America by Indigo Land & Development and as a recapitalization of Indigo Land & Development. Indigo Land & Development was the accounting acquirer since its shareholders acquired a majority ownership interest in Procare America. Consequently, going forward, the historical financial information included in the financial statements of the Company prior to December 15, 2005 will be that of Indigo Land & Development. The fiscal year end of Indigo Land & Development is December 31 which has now become the Company's fiscal year end.

In January 2006 the holders of 51% of the outstanding shares of the Company's common stock executed a consent in lieu of meeting of the stockholders of the Company to amend the Company's articles of incorporation to change the name of the Company to Indigo-Energy Inc. The amendment to the Articles of Incorporation was filed and effective on January 12, 2006.

Explanatory Note

On February 8, 2006, we filed quarterly and annual reports on Form 10-KSB and Form 10-QSB for the fiscal years ended June 30, 2004, 2003 and 2002, and for the quarters ended September 30, 2004, 2003 and 2002, December 31, 2004, 2003 and 2002, and March 31, 2004, 2003 and 2002, which mistakenly stated the closing and amendment to the Exchange Agreement dates as January 2006, when the closing and amendment date were December 15, 2005 as stated herein.

The Current Business of the Registrant: Indigo-Energy, Inc.

Item 1. Description of Business

Development of the Business

Indigo Land and Development, Inc. is a Virginia corporation formed in 1984 (Indigo) by Dr. Jerry Moore to be a petroleum and natural gas exploration and production company that sells its recovered products to petroleum pipelines and processors/refiners. In 1985 Indigo purchased its 420 acres of mineral rights from an unaffiliated party for $385,000. In September 2005, Indigo acquired 2,666 shares of its common stock from the two shareholders other than Dr. Moore for which $350,000 was paid and $550,000 was due on or before December 5, 2005.
The due date on the $550,000 has been extended to June 30, 2006.

Indigo entered into a Service and Drill Contract with Falcon Holdings, LLC, Mannington, WV in September 2005 for the existing acreage and for future exploration and production endeavors in the region. Falcon is otherwise unaffiliated with Indigo. The Service and Drill Contract requires Falcon to handle all aspects of permitting, drilling and completion of fifty wells on a costs plus a set fee per well of $60,000. Costs are estimated at $300,000 per well.

Indigo has paid for and obtained the consent of Equitrans, LP, Pittsburg, Pennsylvania for a meter tap into Equitrans' natural gas gathering pipeline system. As a result, Indigo can transmit up to 20 MMCF on a daily basis as soon as natural gas production commences. At the time natural gas production commences, Indigo anticipates entering into a natural gas purchase contract with Equitrans.

Principal products or services and their markets

Indigo is a petroleum and natural gas exploration and production company that sells its recovered products to petroleum pipelines and processors/refiners.

Distribution methods of the products or services

Recovered products are distributed from the pipeline wellhead to customer via transmission pipeline or local product haulers. We have two sites selected to tap existing transmission pipelines in the area with Equitrans.

Competitive business conditions and the small business issuer's competitive position in the industry and methods of competition

Business conditions that currently impact the market for Indigo's products include the availability and production of viable, in-ground, recoverable petroleum resources, easily accessible transmission pipelines or overland transportation for its product and the existing world market condition of supply and demand for natural gas and crude oil. Our primary competitive position in the marketplace is among regional, natural gas/oil exploration and production companies with domestic, inland reserves. There is significant competition in the petroleum products business in which we are an insignificant participant. However, our local business edge includes the strong partnership with Falcon Holdings, LLC that affords relationship-based interaction among local resources and people that may transcend larger operators. Methods of competition in the marketplace include securing favorable, extractable oil and gas plays in the Appalachian oil and gas region and maintaining sustainable profitability, operating cash flow and production growth.

Dependence on one or a few major customers

The anticipated primary customer for Indigo natural gas production is Equitrans, LP which is among the several regional, natural gas pipeline transmission companies. Oil products are marketed among the local crude oil gatherers/processors.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts

There are no patents, trademarks, licenses, franchises, concessions or royalty agreements associated with the Indigo minerals. There are no written labor contracts in place.

Government Approvals

Exploration and production activities relating to oil and gas are subject to regulation by the states in which we are drilling. All wells require permits issued by the state governments through a well established process. These processes have been in place for the last 75 years and are not likely to change in the foreseeable future. A one-time bonding fee of $25,000 is required for drilling activities in Pennsylvania and a $50,000 bonding fee is required in West Virginia.

Existing or Probable Governmental Regulations

The Company is not aware of any existing or proposed regulations that would significantly or adversely impact the business or markets in which Indigo participates. Exploration and production activities relating to oil and gas permits and leases are subject to regulation by the states in which we are drilling. A one-time bonding fee of $20,000 and $50,000 for the states of Pennsylvania and West Virginia, respectively, is required to begin drilling activities.

Indigo and its subcontractors must comply with applicable local, state and federal environmental regulations associated with drilling and production activities. Environmental protection expenses are expected to include the cost of site preparation that may include road construction, runoff control, fencing, earthen berms or retaining ponds to contain re-circulating drilling fluids or potential overflows or spillage of oil or drilling fluids. If production is initiated, the temporary measures must be made permanent; if production is not warranted, the temporary measures must be removed and the land restored to its prior condition.

Upon beginning field activities, we believe that we will be in compliance with applicable environmental laws, rules or regulations. Current environmental regulations impacting oil and gas exploration and production in the states of Pennsylvania and West Virginia have a negligible influence on our operating ability or profitability. It is not anticipated that future environmental regulations or costs associated with environmental regulatory compliance will adversely impact our operations or financial bottom-line.

Item 2. Plan of Operations

Drilling operations are anticipated to begin in February, 2006. First year drilling and production plans include advancing approximately 20 production wells on the property and acquisition of additional leases for future growth.

Indigo-Energy Inc.'s plan of operation has been finalized with Falcon Holdings LLC of Mannington West Virginia (Falcon) where they perform turnkey operations for Indigo-Energy from permit to final gas in line. This evergreen contract has been signed with Falcon who has been on-board doing a significant amount of work for Indigo-Energy in preparation for permits, right of ways, delivery of gas into line and signing up with Equitable for gas purchase agreements.

The operations contract allows for an estimated figure of $360,000 dollars per well on a 20 well program for year 2006. This covers all costs associated from finding oil and gas leases, to permits to drill and put into line for payment.

Falcon contracted with Smith Survey and Permit Company to apply for the drilling permit in West Virginia so that gas can be delivered into line (M-33) to Equitable Transmission Corporation, which is located in Pittsburgh Pennsylvania. The contract work is being done through our evergreen agreement with Falcon Holdings LLC.

Essentially, once a well has been drilled, which normally takes 5-7 days, 24 hours per day drilling, the Falcon team sets up the wire reading of the drilled hole. Once the wire has been completed the pipe is installed, cemented and fracked for production.

The line to the main pickup line is being installed at the same time the well is being drilled so that if a large amount of gas is hit unexpectedly, and that has happened frequently in this area, Falcon can turn said gas into a line and the meter will be able to measure it and deliver to the main collection line owned by Equitable.

From day 1 to day 30 the well is drilled and gas put into line. It then takes 3 months from the first delivery in a line to payment. Gas put into a line in February over a 30-day period is paid for at the end of April or early May. Once a well has been drilled, the landscape around it has to be put back into order per regulations of the State of West Virginia and inspected by an oil and gas inspector. It is drilled with seed after proper shaping by a landscaping bulldozer has done its job.

The roadways from the oil and gas well has to be dressed, seeded after placing an oil line down the side of the road to a common collection area which will have enough room for 500 barrels of oil storage at a stage. This allows Falcon to deliver oil without having to provide bulldozer access to pull tank trucks to the well site in mid winter.

Production in the area has historically generated ten to fifteen thousand dollars per month; however, some wells have come in as low as six thousand per month. The average payment is $12-14 dollars per MCF average and the oil has been going for $55-65 dollars per barrel.

Indigo-Energy anticipates drilling at least one well per month and hopefully two wells per month when better weather occurs. It will take approximately 30 days from permit issuance to have the first drilling rig on a site that is to be drilled first.

Wells typically in this area have produced for over 90 years but with the majority of the oil and gas coming out of the ground in the first 30 years. Some wells in the area are still producing after 110 years.

Dry holes are rare in the area, approximately 1 per 100 wells drilled, and no dry holes have been drilled near the Indigo-Energy initial site.

30 Day Chronological Summary of Actual Well Events

1. Secure a lease or purchase minerals in ground
2. Execute title work to ensure you have what you think
3. Title is good-start toward engineering and surveying for permit
4. Permit with survey attached & submitted to the state with a $5,000 bond fee
5. Permit to drill is released from state
6. Roadways and land clearing begins
7. Roadways and site is final prepared for inspection
8. Site and pit on-site prepared for inspection
9. Site approved by oil and gas inspector
10. Drilling company comes in and sets up
11. Drilling begins
12. Drilling lasts 5-6 days to 3,000 to 3,500 feet
13. Pay zones will be 5th, 3rd Sands. Gordon, Gordon Stray and Riley
14. Drill pipe is pulled and stacked
15. Appalachian wire company wires the well (measures the fracture areas permeability for fracturing later)
16. A printout is generated with the computerized equipment on site doing wire measurement
17. Measurements are made as to where to permeate pipe with fracturing based on pay zones desired to fracture 18 Pipe is put into well ...4 inch first and cemented in
18. Pipe is put into well, 4 inch first and cemented in
19. 7.5 inch is inserted into well and cemented in
20. 9 inch pipe is inserted and cemented
21. Fracture cups are inserted into fracture areas
22. Areas are fractured one at a time
23. Total fracture on 4 areas is concluded
24. 6.5 tons of white sand, 1 million cubic feet of nitrogen and 6,000 gallons of water are introduced
25. After two hours we allow the well to run into the pond all the fracture materials
26. Sand should not come out, only water and gas into the pond
27. Well is shut in and ground equipment installed for putting into line
28. Line to accepting pipe is started at point 15 and completed as this event arrives
29. Well is allowed to flow; water into 100 barrel tanks, oil in same area
30. Dewatered gas goes through meter into the main line It will be 3 months from this time that Indigo-Energy receives the first paycheck on this well. At the end of 30 days we will know our flow rate for gas and oil because we can read charts attached to the on ground well equipment

3 Month Milestones

1) First well is drilled
2) First well producing revenue
3) Second and Third wells drilled
4) Indigo-Energy is compliant in all past due pre-reorganization SEC filings

6-Month Milestones

1) Wells two and three producing revenue
2) Three additional wells have been permited and drilled
3) Drill wells four, five and six
4) Wells one, two, three and four producing revenue

One year Milestones

1) Indigo-Energy completes a 10 well drill program as a minimum with the goal of having completed 20 wells drilled.
2) The majority of the wells producing monthly revenue
3) Set plans for drilling an additional 10 wells in year two

Through December 15, 2005 $925,000 has been raised to cover costs associated with pre-startup oil and gas drilling operations with Falcon. The capital raised was from private investors in Indigo Land and Development during October, November and December of 2005 for .25 cents per common share. Additionally, the capital raised has supported the transformation of Procare America, Inc to Indigo-Energy, Inc as a public trading company, which covered SEC attorney fees, accounting and SEC audit fee as well as preparing and filing past quarterly and yearly statements to become a public reporting company, monthly fees to independent contractors, contract employees and contractors. In addition, $240,000 is being held in escrow pending the filing of all past due pre-reorganization SEC filings. A total of 960,000 shares will be released to the investors upon the filings.

The Company intends to raise additional funds as required through private equity offerings in order to fund the exploration of natural gas on the Indigo-Energy property. Any financing program conducted by the Company will most likely result in the issuance of additional shares of common stock which will dilute the ownership interests of the Company's current shareholders.

Item 3. Description of Properties

Indigo-Energy owns 420 acres of mineral rights (excluding coal) in Greene County, Pennsylvania and Monongalia County, West Virginia. The surface land is rolling hills and valleys with intermittent streams. The production of natural gas and oil on the property is completely owned by Indigo with no percentage of royalties or overrides owed to any third party (e.g. property owners, production companies, geologists, etc.).

The source for our potential production lies beneath the approximately 420 acres of property, including minerals (except coal, but including coal gas), and other natural resources, in the Battelle District in Monongalia County, West Virginia and Spring Hill and Gilmore Townships in Greene County, Pennsylvania. These natural resources are available via subsurface drilling and recovery techniques.

Production Information

As of January 25, 2006, Indigo has no production.

Oil And Gas Titles

We believe that the title to our properties is generally acceptable to a reasonably prudent operator in the oil and gas industry. The properties owned by us are not subject to royalty, overriding royalty, and other interests customary in the industry, liens incidental to operating agreements, current taxes and other burdens, minor encumbrances, easements, and restrictions. We do not believe that any of these burdens materially detract from the value of the properties or will materially interfere with their use in the operation of our business.

Office Facilities

Our Fairfax, Virginia office is currently provided, without expense to the Company. The office is located at 4041 University Drive, Suite 302, Fairfax, VA 22030.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table shows the stockholdings of all directors and executive officers of the Registrant, principal stockholders who own beneficially more than five percent of the Registrant's 104,679,127 issued and outstanding common stock, and all directors and officers of the Company as a group as of January 30, 2006.

Title of Class	Name and Address of Beneficial Owner of Shares	Position	Amount of shares held by Owner	Percent of Class

Common	Lois Moore (1)	5%> Shareholder	49,100,000	47%
	4100 Meadow Hill Lane
	Fairfax, VA 22033

	Curtis Lee Fleming	Director, President	1,000,000	1%
	1106 Lakeview Drive
	Cross Junction, VA 22625

	David Albanese	Director, Sec.-Treasurer	1,000,000	1%
	2301 Whitcomb Place
	Falls Church, VA 22046-1853

	James Holland	Director, V-P	1,000,000	1%

	Officers &Directors
	As a Group (3 persons)		3,000,000	3%

(1) Includes deemed beneficial ownership for gifted shares

Item 5. Directors and Executive Officers, Promoters and Control Persons

The directors and executive officers of the Company currently serving are as follows:

Name	Age	Positions Held and Tenure

Curtis Lee Fleming	39	Director and President since 12/2005
David Alan Albanese	57	Director and Secretary Treasurer since 12/2005
James Holland	59	Director and Vice President of Corporate Communications and Investor Relations since 12/2005

Biographical Information

Curtis Lee Fleming is President and a Director for Indigo-Energy, Inc.

Academic History

Old Dominion University, B.S. in Education Fairmont State College, Fairmont, West Virginia; B.S. in Industrial Psychology Minor in Management/Marketing, August 1990 University of Virginia, Continuing Graduate Education Curtis Fleming graduated with a college degree in Industrial Psychology and Business Developmental Fairmont State College

For the past five years, Curtis Fleming has been involved in the corporate structure of a company involved in special education for persons in crisis management and behavioral modification. In this area Mr. Fleming excelled by developing new programs, which are being used in schools across America. He also became involved in inmate testing and demonstrating to them that educational opportunities would raise them up out of the incarceration arena to civil residence with graduation.

While in college the incumbent was involved in football at Fairmont State College where he excelled and upon graduation took a job at the Timber Ridge School in 1991 where the school assigned him with 25 individuals who were disruptive members of society. He developed recreational efforts, extensive counseling and development of community service projects. While there he assisted in developing a new residential unit called the Aspen. Curtis has always been involved in outdoor activities such as hunting, fishing and hiking.

David Alan Albanese is a Director for Indigo-Energy, Inc. and is also the Secretary Treasurer.

Academic History
Cristobal High School / 1966
Middle Tennessee State University / 1971 / BS Marketing

For the last five years David has been a licensed Closing Agent/Notary for real estate settlements in the Greater Metro DC area. In the mid-eighties David formed Tri-Sands Petroleum Group, Inc. to purchase and resell oil and gas wells located in southeast Ohio. Over David's business career he has been involved in numerous equity real estate transactions. He co-founded Universal Systems, Inc (USI) two days after College graduation, which was the first company to successfully computerize the Real Estate Settlement Procedures Act of 1974
(RESPA) which standardized the real estate closing process in the United States. Over the years, David has been an active participant with the US Jaycees and Kiwanis International to round out his civic involvement.

James Holland is a Director for Indigo-Energy, Inc. and Vice President of Corporate Communications and Investor Relations

Academic History

Secondary School	Walkerville Collegiate Institute, Windsor Ontario Senior Matriculation - Honours

University	University of Windsor. Windsor Ontario University of Guelph, Guelph, Ontario Hons. BA - English, Political Economics

College	George Brown College, Toronto, Ontario Degree - Graphic Art and Design

1997 - Present	James Holland Corporate Communications / Break Media Group / Diesel Edge Communications / Investor Presentation.com
Contract Consultant to Industry - Principal

Since 1997 James Holland has been the principal in James Holland Corporate Communications. His business experience covers Investor Relations, corporate communications, web development, computer graphics, product marketing and Business Development consulting positions with numerous companies. There are no family relationships between any of the directors or officers of the Registrant or its subsidiaries. The Registrant has no standing audit, nominating or compensation committees of the Board of Directors, or any committees performing similar functions.

Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all reports under Section 16(a) required to be filed by its officers and directors and greater than ten percent beneficial owners were not timely filed as of the date of this filing.

Item 6. Executive Compensation

Mr. Fleming, the newly appointed CEO / President of the Registrant, does not have an employment agreement with Indigo. Mr. Fleming's first year salary is $48,000 plus a grant of 1 million shares of restricted common stock.

Stock Options Granted In Last Fiscal Year

During the fiscal years ended June 30, 2005, 2004 and 2003, the Company did not grant any options to its Chief Executive Officer or any other officer or director.

Employment Agreements

No employment agreements exist between any executive and the Company.

Compensation of Directors

Directors are entitled to reimbursement of expenses incurred in attendance of Board Meeting and fulfilling their duties as a director.

Item 7. Certain Relationships and Related Transactions

Jerry Moore, the sole officer and director of Indigo Land & Development Inc., prior to the reorganization with the Registrant has received a monthly consulting fee of $3,500 per month since September, 2005. Mr. Moore's wife Lois Moore received 49,100,000 shares of common stock pursuant to the reorganization with the Registrant. David Larson and Richard Haggart served and continue to serve as consultants to Indigo and were instrumental in the reorganization with Procare. Mr. Larson and Mr. Haggart have received a monthly consulting fee of
$3,500 per month since September, 2005.

Since August 2005, Lionheart Associates d/b/a Fairhills Capital served as a business consultant to Indigo and has provided to Indigo business consulting and development services on a performance fee basis. On September 21, 2005, we paid to Lionheart $10,000 for consulting services. Edward J. Bronson, Esq. is the Managing Member of Lionheart.

Item 8. Description of Securities

The authorized capital stock of our Company consists of 500,000,000 shares of common stock, $0.001 par value per share. The following summary of certain provisions of the common stock of our Company does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Articles of Incorporation, and the Amendments to our Articles of Incorporation, which are included as exhibits to this document and by the provisions of applicable law.

Common Stock

As of January 25, 2006, the Company has 104,639,127 shares of common stock issued and outstanding. As a holder of our common stock:

(a) you have equal rights to dividends from funds legally available, ratably, when as and if declared by our Board of Directors;

(b) you are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;

(c) you do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable;

(d) you are entitled to 1 vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholders; and

(e) your shares are fully paid and non-assessable.

Additionally, there is no cumulative voting for the election of directors.

Part II

Item 1. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

The Company's common stock (symbol: PCAM) is listed on the "pink sheets" as published by the National Quotation Bureau. The information provided by the National Quotations Bureau is that there has been no bid for the Company's common stock for the past four fiscal years ended June 30, 2005, 2004, 2003 and 2002.

As of January 25, 2006, there were 104,639,127 shares of common stock outstanding and there were approximately 900 record holders of the Company's common stock.

Equity Compensation Plan Information

The Company does not have any equity compensation plans in effect. As a shell company, the Company is prohibited from filing a registration statement on Form S-8 for shares of common stock pursuant to an equity compensation plan until 180 days after it ceased to be a shell company.
Dividends

We have not paid cash dividends on our Common Stock and do not intend to pay any cash dividends for the foreseeable future.

Item 2. Legal Proceedings.

The Registrant and Indigo Land and Development, Inc., are not currently involved in any litigation that it is believed could have a materially adverse effect on its financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Registrant or any of its subsidiaries, threatened against or affecting the Registrant, its common stock, any of its subsidiaries or of the Registrant's or Registrant's subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a material adverse affect.

Item 3. Changes in or Disagreements with Certifying Accountants on Accounting and Financial Disclosures.

Stirtz Bernards Boyden Surdel & Larter, P.A., had been the auditor for Procare America, Inc., for the fiscal year ended June 30, 2001, which was the last fiscal year for which audited statements were filed. Stirtz Bernards Boyden Surdel & Larter, P.A., merged into Wipfli LLP in 2003. Wipfli LLP was never engaged by Procare America, Inc. In December 2005, the Company dismissed Stirtz Bernards Boyden Surdel & Larter, P.A. The audit reports of Stirtz Bernards Boyden Surdel & Larter, P.A. on our financial statements as of and for the years ended June 30, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. However, the opinion did contain an uncertainty as to Procare America, Inc.'s ability to continue as a going concern.

In connection with the audit of the financial statements prepared for the fiscal years ended June 30, 2005, 2004, 2003, and 2002 and to the date of dismissal, the Registrant had no disagreements with Stirtz Bernards Boyden Surdel & Larter, P.A. with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedures of the type discussed in Item 304(a)(iv) of Regulation S-B.

In December 2005, the Registrant engaged Michael F. Cronin, CPA, as the new principal independent accountant for the Company. The board of directors has approved the change of accountants.

For the fiscal years ended June 30, 2005, 2004, 2003, and 2002, Michael F. Cronin, CPA, including the subsequent interim periods through the date of the appointment of Michael F. Cronin CPA, neither the Registrant, nor anyone on its behalf, consulted with Michael F. Cronin, CPA regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The Registrant has provided Wipfli LLP, as successors to Stirtz Bernards Boyden Surdel & Larter, P.A., with a copy of this report prior to filing it with the Securities and Exchange Commission (SEC). We requested that Wipfli LLP, as successors to Stirtz Bernards Boyden Surdel & Larter, P.A., furnish separate letters addressed to the SEC stating whether the firm concurs with the above statements. The letter from Wipfli LLP, as successors to Stirtz Bernards Boyden Surdel & Larter, P.A., is attached as Exhibit 16.1 to this Form 8-K.

Item 4. Recent Sales of Unregistered Securities

The following unregistered securities were issued by the Registrant during the past three years:

Date	# &Type of Securities	To Whom Issued	Consideration

May 2004	149,000 Shares	5 Shareholders/Creditors	$50,500 debt conversion

Jan. 2005	3,024,780 Shares	7 Investors	$3,024.78 $0.01 per share

Dec 2005	10,000,000. Shares	1 Investor	Investment

Banking	20,000,000 Shares	Prior Legal Counsel and Directors	Services

Jan 2006	49,100,000 Shares	Lois Moore	Share Exchange

	4,000,000 Shares	Current Officers, Directors & Consultant	Services

	4,718,000 Shares	40 Investors	$0.25 per share.

With respect to the sales, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to accredited and sophisticated investors provided with all material information regarding the Registrant and Indigo Land and Development Inc. The securities were appropriately restricted.

Item 5. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor our bylaws provide for the indemnification of a present or former director or officer. However, pursuant to Nevada Revised Statutes Section 78.750 and 751, we must indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Item F/S

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
 Indigo Land and Development, Inc.

I have audited the accompanying balance sheets of Indigo Land and Development, Inc., an “Exploration and Development Stage Company”, as of December 15, 2005 and December 31, 2004 and the related statements of operations, changes in stockholders’ deficiency and cash flows for the periods then ended and the related statements of operations, changes in stockholders’ deficiency and cash from inception to December 15, 2005. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards established by the Public Company Accounting Oversight Board. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position an of Indigo Land and Development, Inc. as of December 15, 2005 and December 31, 2004 and the results of its operations, its cash flows and changes in stockholders’ deficiency both for the periods then ended and from inception to December 15, 2005 in conformity with accounting principles generally accepted in the United States of America..

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has been unable to generate sufficient cash flow from its operating activities to support current operations. The Company’s ability to generate sufficient future cash flows from its operating activities in order to sustain future operations cannot be determined at this time. Its plan is included in Note 8 of the financial statements. The Company has primarily funded its operations through the sale of its common stock and proceeds of debt borrowings. There can be no assurance that the Company will be able to do so in the future, and, if so, provide it with sufficient capital and on terms favorable to the Company. These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might arise from the outcome of these uncertainties.

September 26, 2006

/s/ Michael F. Cronin
Michael F. Cronin
Certified Public Accountant
Orlando, Florida

Indigo Land and Development, Inc.
(An Exploration and Development Stage Company)
Balance Sheets

Assets	December 15, 2005	December 31, 2004

Current Assets
Cash & cash equivalents	$247,912	$0
Prepaid expenses	0	0
Total current assets	247,912	0

Total Assets	$247,912	$0

Liabilities & Stockholders' Deficiency

Current Liabilities:
Accounts payable	$0	$0
Accrued expenses	1,775,000	0
Refundable stock subscriptions	10,000	0
Deposits for future stock purchases in anticipation of public shell merger	806,250	0
Due to related parties	650,000	0
Total current liabilities	3,241,250	0

Stockholders' Deficiency:
Common stock-5,000 authorized $1.00 par value 1,666 issued (5,000 in 2004)	1,666	5,000
Additional paid in capital	0	0
Deficit accumulated during exploration and development stage since Quasi-reorganization December 31, 2002	(2,995,004)	(5,000)
Total stockholders' deficiency	(2,993,338)	0

Total Liabilities & Stockholders' Deficiency	$247,912	$0

See Summary of Significant Accounting Policies and Notes to Financial Statements.

Indigo Land and Development, Inc.
(An Exploration and Development Stage Company)
Statements of Operations

	January 1, 2005 to December 15, 2005	January 1, 2004 to December 31, 2004	Since quasi reorganization (1/1/03) through December 15, 2005

Revenue:
Oil & natural gas revenues	$0	$0	$0
Other	483	0	483
Total revenue	483	0	483

Cost and expenses:
Impaired seismic, exploration & development expenditures	114,780	0	114,780
Depreciation, depletion & amortization	0	0	0
Selling, General & Administrative Expenses	1,879,041	0	1,879,041
Total costs & expenses	1,993,821	0	1,993,821
(Loss) before other income and income taxes	(1,993,338)	0	(1,993,338)

Other Income (Expense)
Interest Income	0	0	0
Interest (expense), net	0	0	0
Net loss before income taxes	(1,993,338)	0	(1,993,338)
Income taxes	0	0	0
Net loss available to common shareholders	($1,993,338)	$0	($1,993,338)

Basic and Diluted Net Loss Per Share	($509.41)	Nil	($429.78)

Weighted Average Common Shares Outstanding	3,913	5,000	4,638

See Summary of Significant Accounting Policies and Notes to Financial Statements.

Indigo Land & Development, Inc.
(An Exploration and Development Stage Company)\
Statements of Cash Flows

	January 1, 2005 to December 15, 2005	January 1, 2004 to December 31, 2004	Since quasi reorganization (1/1/03) through December 15, 2005

Cash Flows from Operating Activities:
Net Loss	($1,993,338)	$0	($1,993,338)
Changes in Operating Assets & Liabilities
Prepaid expenses	0	0	0
Accounts payable	0	0	0
Accrued expenses	1,785,000	0	1,785,000
Net cash used by operating activities	(208,338)	0	(208,338)

Cash Flows from Investing Activities:
Purchase of Equipment	0	0	0
Net cash used by investing activities	0	0	0

Cash Flows from Financing Activities:
Proceeds from common stock subscriptions	806,250	0	806,250
Payments to acquire treasury stock	(350,000)	0	(350,000)
Net cash used by financing activities	456,250	0	456,250

Net Change In Cash	247,912	0	247,912
Cash-Beginning	0	0	0
Cash-Ending	$247,912	$0	$247,912

See Summary of Significant Accounting Policies and Notes to Financial Statements.

Indigo Land & Development, Inc.
(An Exploration and Development Stage Company)
Statement of Stockholders' Deficiency

	Common
	Shares	Common Stock Amount	Additional Paid-In Capital	Deficit Accumulated Since Quasi-Reorganization Dec. 31, 2002	Total Stockholders' Deficiency
Balance at December 31, 2002	5,000	$5,000	$0	($5,000)	$0
Net Loss December 31, 2003				0	0
Balance at December 31, 2003	5,000	5,000	0	(5,000)	0
Net Loss December 31, 2004				0	0
Balance at December 31, 2004	5,000	5,000	0	(5,000)	0
Purchase of Treasury stock	(3,334)	(3,334)		(996,666)	(1,000,000)
Net Loss December 31, 2005				(1,993,338)	(1,993,338)
Balance at December 31, 2005	1,666	$1,666	$0	($2,995,004)	($2,993,338)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

INDIGO LAND AND DEVELOPMENT, INC.
(AN EXPLORATION AND DEVELOPMENT STAGE COMPANY)
BACKGROUND AND
SIGNIFICANT ACCOUNTING POLICIES
December 15, 2005

The Company

Indigo Land and Development, Inc.(the "Company" or “We” or “ILD”), is an independent energy company engaged primarily in the drilling and development, production and marketing of natural gas and oil. During 2005, the Company began the exploration and development of properties located in the Appalachian Basin. Substantially all of our oil and gas properties are located in West Virginia and Pennsylvania.

Basis of Presentation: The financial statements have been presented in a "development stage" format. Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises.” requires certain additional financial information to be included in the financial statements for the period from inception of the Company to the current balance sheet date. Since our quasi-reorganization, the primary activities of ILD, Inc. have consisted primarily of organizational and equity fund raising activities. The Company has not commenced principal revenue producing activities.

Quasi-Reorganization: As of December 31, 2002, we concluded our period of reorganization by reaching a settlement agreement with all of our significant creditors. We, as approved by our Board of Directors, elected to state our December 31, 2002, balance sheet as a "quasi-reorganization", pursuant to ARB 43. These rules require the revaluation of all assets and liabilities to their current values through a current charge to earnings and the elimination of any deficit in retained earnings by charging paid-in-capital. From January 2003 forward, we have recorded net income (and net losses) to retained earnings and (accumulated deficit).

Significant Accounting Policies

Oil and Natural Gas Properties: We account for investments in natural gas and oil properties using the full-cost method of accounting. All costs directly associated with the acquisition, exploration and development of natural gas and oil properties are capitalized. These costs include lease acquisitions, seismic surveys, and drilling and completion equipment. We proportionally consolidate our interests in natural gas and oil properties. We capitalize compensation costs for employees working directly on exploration activities and expense maintenance and repairs as they are incurred.

We amortize natural gas and oil properties based on the unit-of-production method using estimates of proved reserve quantities. We do not amortize investments in unproved properties until proved reserves associated with the projects can be determined or until these investments are impaired. We periodically evaluate, on a property-by-property basis, unevaluated properties for impairment. If the results of an assessment indicate that the properties are impaired, we add the amount of impairment to the proved natural gas and oil property costs to be amortized. The amortizable base includes estimated future development costs and, where significant, dismantlement, restoration and abandonment costs, net of estimated salvage values. The depletion rate per Mcf was $0 for 2005 and 2004.

We account for dispositions of natural gas and oil properties as adjustments to capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves. We have not had any transactions that significantly alter that relationship.

The net capitalized costs of proved oil and natural gas properties are subject to a “ceiling test” which limits such costs to the estimated present value, discounted at a 10% interest rate, of future net revenues from proved reserves, based on current economic and operating conditions (the “Full Cost Ceiling”). If net capitalized costs exceed this limit, the excess is charged to operations through depreciation, depletion and amortization.

Use of Estimates: The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. The use of these estimates significantly affects natural gas and oil properties through depletion and the full cost ceiling test.

Significant estimates include volumes of oil and natural gas reserves used in calculating depletion of proved oil and natural gas properties, future net revenues and abandonment obligations, impairment of undeveloped properties, future income taxes and related assets/liabilities, bad debts, derivatives, contingencies and litigation. Oil and natural gas reserve estimates, which are the basis for unit-of-production depletion and the ceiling test, have numerous inherent uncertainties. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered. In addition, reserve estimates are vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future.

The significant estimates are based on current assumptions that may be materially effected by changes to future economic conditions such as the markets prices received for sales of volumes of oil and natural gas, interest rates, the market value of our common stock and corresponding volatility and our ability to generate future taxable income. Future changes to these assumptions may affect these significant estimates materially in the near term.

Cash and Cash Equivalents: For financial statement presentation purposes, we consider those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment: New property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5-7 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

We account for stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25 and FIN No. 44. As permitted by SFAS No. 123, as amended by SFAS No. 148, we have chosen to continue to account for our employee stock-based compensation plans under APB Opinion No. 25 and provide the expanded disclosures specified in SFAS No. 123.

Fair Value of Financial Instruments: Statements of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 15, 2005. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

These financial instruments include cash and cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Financial instruments that potentially subject us to concentrations of market/credit risk consist principally of cash and cash equivalents. We invest cash through a high credit-quality financial institution, which, at times, may exceed federally insured limits. We have not experienced any losses in such accounts

Revenue Recognition: Sales of natural gas will be recognized when natural gas has been delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured and the sales price is fixed or determinable.  Natural gas may be sold under contracts with terms ranging from one month to three years.  Virtually all of our contract pricing provisions are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality of natural gas and prevailing supply and demand conditions, so that the price of the natural gas fluctuates to remain competitive with other available natural gas supplies.  As a result, our revenues from the sale of natural gas will suffer if market prices decline and benefit, if they increase.  We believe that the pricing provisions of our natural gas contracts are customary in the industry.

We use the "Net-Back" method of accounting for transportation arrangements of our natural gas sales.  We sell gas at the wellhead and collect a price and recognize revenues based on the wellhead sales price since transportation costs downstream of the wellhead are incurred by our customers and reflected in the wellhead price.

Sales of oil are recognized when persuasive evidence of a sales arrangement exists, the oil is verified as produced and is delivered in a stock tank, collection of revenue from the sale is reasonably assured and the sales price is determinable. We currently are able to sell all the oil that we can produce under existing sales contracts with petroleum refiners and marketers.  We do not refine any of our oil production.  Our crude oil production will be sold to purchasers at or near our wells under short-term purchase contracts at prices and in accordance with arrangements that are customary in the oil industry.

Earnings per Common Share: Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common and dilutive equivalent shares outstanding during the period. Dilutive common equivalent shares consist of warrants or options to purchase common stock (only if those warrants or options are exercisable and at prices below the average share price for the period), convertible debt and convertible preferred stock. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period arising from warrants and options using the treasury stock method and convertible debt and preferred stock using the if-converted method. Due to the net losses reported, dilutive common equivalent shares were excluded from the computation of diluted loss per share, as inclusion would be anti-dilutive for the periods presented.

There were no such common equivalent shares required to be added to the basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding in 2005 or 2004.

Income Taxes: We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with SFAS No. 109, “Accounting for Income Taxes,” or SFAS 109. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carry forwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

Selected Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004) “Share-Based Payment,” or SFAS No. 123(R). SFAS No. 123(R) revises FASB Statement No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, and its related implementation guidance. This Statement eliminates the ability to account for share-based compensation using the intrinsic value method under APB Opinion No. 25. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, known as the requisite service period, which is usually the vesting period. SFAS No. 123(R) is effective for companies filing under Regulation SB as of the beginning of the first interim or annual reporting period that begins after December 15, 2005, which for us will be our first quarter of the year ending December 31, 2006. We anticipate adopting SFAS No. 123(R) beginning in the quarter ending March 31, 2006. Accordingly, the provisions of SFAS No. 123(R) will apply to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date must be recognized as the requisite service is rendered on or after the required effective date. These new accounting rules will lead to a decrease in reported earnings. Although our adoption of SFAS No. 123(R) could have a material impact on our financial position and results of operations, we are still evaluating the potential impact from adopting this statement.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29,” which is effective for us starting July 1, 2005. In the past, we were frequently required to measure the value of assets exchanged in non-monetary transactions by using the net book value of the asset relinquished. Under SFAS No. 153, we will measure assets exchanged at fair value, as long as the transaction has commercial substance and the fair value of the assets exchanged is determinable within reasonable limits. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS No. 153 is not anticipated to have a material effect on our financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20 “Accounting Changes,” and FASB Statement No. 3 “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. We do not believe that adoption of SFAS 154 will have a material impact on our financial statements.

In October 2004, the SEC released SAB 106, which expresses the staff’s views on the application of SFAS No. 143 by oil and gas producing companies following the full cost accounting method. SAB 106 provides interpretive responses related to computing the full cost ceiling to avoid double counting the expected future cash outflows associated with asset retirement obligations, required disclosure relating to the interaction of SFAS No. 143 and the full cost rules, and the impact of SFAS No. 143 on the calculation of depreciation, depletion and amortization. We are in the process of determining the impact of the requirements of SAB 106.

INDIGO LAND AND DEVELOPMENT, INC.
(AN EXPLORATION AND DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

December 15, 2005

1. Property and Equipment:

At December 15, 2005 and December 31, 2004 we had no assets subject to amortization, depreciation or depletion nor any assets capitalized and not yet subject to amortization.

Oil and natural gas properties not yet subject to amortization typically consist of the cost of unevaluated leaseholds, seismic costs associated with specific unevaluated properties, exploratory wells in progress, lease acquisition costs and secondary recovery projects before the assignment of proved reserves. These unproved costs are reviewed periodically by management for impairment, with the impairment provision included in the cost of oil and natural gas properties subject to amortization. Factors considered by management in its impairment assessment include drilling results by us and other operators, the terms of oil and natural gas leases not held for production, production response to secondary recovery activities and available funds for exploration and development. We expect we will complete our evaluation of the properties representing the majority of these costs within the next two to five years.

2. Income Taxes:

We have adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. The Company has approximately $2,000,000 in net operating loss carryovers available to reduce future income taxes. These carryovers may be utilized through the year 2025.

Utilization of federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

A summary of both deferred and currently payable taxes at December 15, 2005 and December 31, 2004, is as follows:

	2005	2004
The provision (benefit) for income taxes consists of the following:
Currently payable:
Federal	$0	$0
State	0	0
Total currently payable	0	0
Deferred:
Federal	643,848	0
State	99,667	0
Total deferred	743,515	0
Less increase in allowance	(743,515)	0
Net deferred	0	0
Total income tax provision (benefit)	$0	$0

	2005	2004
Individual components of deferred taxes are as follows:
Deferred tax asset arising from net operating loss carry forwards	$743,515	$0
Less valuation allowance	(743,515)	0
Net deferred	$0	$0
Individual components of deferred tax allowance are as follows:
Deferred tax asset arising from net operating loss carry forwards	(743,515	0
Net Deferred Income Taxes	$0	$0

The following is a reconciliation of the effective income tax rate:
	%
	2005	2004

Statutory U.S. federal income tax rate	35.00	35.00
State tax benefit	0.00%	0.00
Loss for which no benefit is currently realized	(35.00)	(35.00)
Effective income tax rate	0.00	0.00

3. Related Party Transactions:

On September 3, 2005 we entered into separate agreements with two of our then principal stockholders (Leo Moore and James Love) to redeem their entire interest in the company. At the time of the agreement, each shareholder held a 33 1/3 interest in our common stock.

The original agreements provided for a redemption price of $ 500,000 each to be paid under different payment schedules. The original payment schedule for Love required $250,000 to be paid within 45 days of the date of the agreement and another $250,000 to be paid within 90 days of the date of the agreement. The original payment schedule for Moore required $100,000 to be paid within 45 days of the date of the agreement; another $100,000 to be paid within 90 days of the date of the agreement and a final installment of $300,000 to be paid no later than 180 days from the date of the agreement.

The agreements also provided that in the event of default, each selling shareholder would be allowed to keep the initial amount paid and we would be required to return the shares.

On January 27, 2006 the payment terms of the contracts were amended and extended to both ratify and confirm the remaining balance due under the terms of the original agreement and to require aggregate payments of $75,000 per month on the balance of $650,000 through June 30, 2006 together with any unpaid balance at that date. A summary reduction schedule of each note through December 15, 2005 is as follows:

	Moore	Love

Original	$500,000	$500,000
Less payments through December 15, 2005	($100,000)	($250,000)
Total	400,000	250,000
Less current portion	(400,000)	(250,000)
Due after one year	$0	$0

The terms do not provide for interest to accrue.

4. Accrued Expenses and Deposits for future stock purchases in anticipation of public shell merger:

Accrued Expenses: On December 12, 2005 and again on January 3, 2006 our Board authorized the issuance of 4 million and 3.1 million shares of common stock to be issued for services rendered in 2005. The shares were valued at $0.25 per share and resulted in an aggregate amount of $1,775,000 to be accrued at December 15, 2005. The shares were issued on January 13, 2006 and April 4, 2006 respectively.

Deposits for future stock purchases in anticipation of public shell merger: During the period ended December 15, 2005, the Company received stock subscriptions in anticipation of a public shell merger. The company received net cash proceeds of $806,250 or $0.25 per share for 3,222,000 shares to be sold through a private placement offeing. As of December 15, 2005 our authorized and unissued common shares only totaled 3,334 resulting in a deficiency of 3,218,666 shares. Accordingly, the cash we received has been recorded as a liability on the balance sheet as of December 15, 2005. When the requirements for sufficient authorized and unissued shares have been met that allows us to settle all contracts under commitment, the amount will be recorded as equity.

5. Stockholders' Equity:

Common Stock: We are currently authorized to issue up to 5,000 shares of $ 1.00 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis.

Recent Transactions Involving Unregistered Securities

Treasury Stock:
The Company purchased 3,334 shares of its common stock at average price of approximately $300 per share during 2005. The Company accounted for the repurchases using the constructive retirement method of accounting, wherein the aggregate par value of the stock is charged to the common stock account, and the excess of cost over par value is charged to additional paid-in capital or retained earnings if additional paid-in capital is insufficient.

Stock Based Compensation
Stock based compensation is accounted for by using the intrinsic value based method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has adopted Statements of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation, ("SFAS 123") which allows companies to either continue to account for stock based compensation to employees under APB 25, or adopt a fair value based method of accounting. The Company has elected to continue to account for stock based compensation to employees under APB 25. APB 25 recognizes compensation expense for options granted to employees only when the market price of the stock exceeds the grant exercise price at the date of the grant. The amount reflected as compensation expense is measured as the difference between the exercise price and the market value at the date of the grant.

There are no employee or non-employee options granted.

6.	Supplemental financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited)

The following disclosures provide unaudited information required by SFAS No. 69, “Disclosures About Oil and Gas Producing Activities.”

Costs Incurred: Costs incurred in oil and natural gas property acquisition, exploration and development activities for the periods ended December 15, 2005 and December 31, 2004 are summarized below:

	2005	2004
Property acquisition costs:
Unproved oil & natural gas properties	$-	$-
Proved oil & natural gas properties	-	-
Exploration costs	-	-
Impaired development costs	114,780	-
Asset retirement obligations	-	-
Total costs incurred	$114,780	$0

On September 6, 2005 ILD entered into a Service and Drill Contract with Falcon Holdings, LLC, (Falcon) in which Falcon was to be the general contractor on all matters pertaining to pre-drilling site development, permitting, drilling and lifting and securing sales agreements. Falcon was unsuccessful in obtaining subcontractors to fulfill its obligations under the agreement, and in June, 2006 the agreement was terminated. The pre-site development payments to Falcon totaling $ 114,780 were deemed not to be recoverable.

Oil and Natural Gas Reserves

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. We currently have no proved reserves.

7.	Contingencies

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance: The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

 In those projects for which the Company is an operator, the Company maintains certain insurance of various types to cover its operations with policy limits and retention liability customary in the industry. In those projects in which the Company is not the operator, but in which it owns a non-operating interest, the operator for the prospect maintains insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

8. Ability to Continue as a Going Concern and Management Plan:

The financial statements have been prepared assuming that we will continue as a going concern. We has had only nominal revenue in the ordinary course of its business. The lack of sales and recurring losses from operations raises substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is to seek further equity funding to allow it to pursue its revised business plan which involves the development of owned properties and the possible acquisition of companies in related or unrelated businesses. To support its ongoing operations, additional financing must be obtained either through the sale of equity or debt.

9.	Supplemental Cash Flow Information:

2005 results of operations include expenses of $ 1,775,000 subsequently settled by the issuance of common stock.

10	Subsequent Events:

Reorganization At the conclusion of business on December 15, 2005 we closed a Share Exchange Agreement with Procare America, Inc. Under the terms of the Agreement, all outstanding securities of Indigo were acquired by Procare in exchange for 49,100,000 shares of newly issued stock. Upon consummation of the transaction, the former stockholders of ILD owned the majority of outstanding shares of Procare and controlled Procare’s Board of Directors. Accordingly, for accounting purposes, ILD was deemed to be the accounting acquirer of Procare and a recapitalization was deemed to have occurred. The assets and liabilities of Procare as of the date of acquisition were nominal.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND EARNINGS PER SHARE

The following unaudited pro forma condensed combined balance sheet is based upon the historical balance sheets of Procare America, Inc (“Procare”), and Indigo Land and Development, Inc. (“ILD”) as of December 15, 2005. On December 15, 2005, the two entities entered into an exchange agreement (“Exchange”) upon which Procare issued 49,100,000 shares of common stock in exchange for all of the issued and outstanding shares of ILD. Since the stockholders of ILD acquired a majority interest in Procare, this transaction was treated as a recapitalization of ILD with ILD being the accounting acquirer. Procare was the legal acquirer. Therefore, at the date of the Exchange, the financial statements of ILD become those of Procare.

Specifically, the following unaudited pro forma condensed combined balance sheet presents the recapitalization of ILD on December 15, 2005 when the exchange agreement was consummated.

The unaudited pro forma statement of operations has been excluded in this pro forma presentation since the historical statement of operations of ILD is presented elsewhere in this amended Form 8-K, and after the recapitalization will become the historical statement of operations of Procare.

The pro forma net loss per share for 2005 assumes all of the above transactions occurred on January 1, 2005 and that the number of shares of common stock expected to be outstanding upon consummation of these transactions will be 95,968,127.

The following unaudited pro forma condensed combined balance sheet as of December 15, 2005 and earning per share for the year ended December 31, 2005 are presented for illustrative purposes only and are not necessarily indicative of the financial position that would have been achieved, nor are they necessarily indicative of the future operating results. These unaudited pro forma balance sheet and earnings per share should be read in conjunction with Procare and ILD historical financial statements (and related notes thereto), and accompanying Management’s Discussion and Analysis. For the year ended June 30, 3005, such information can be found in the Procare Annual Report on Form 10-KSB for such fiscal year. For the three-month period ended September 30, 2005, such information can be found in the Procare Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended on such date. A copy of the Forms 10-KSB and 10-QSB, as well as other documents filed by Procare with the Securities and Exchange Commissions, are available to the public. The financial statements of ILD are included elsewhere in this amended Form 8-K.

PROCARE AMERICA, INC.
(An Exploration and Development Stage Company)
Pro Forma Balance Sheet - Unaudited
December 15, 2005

	Procare	Indigo Land &			Pro Forma
	America, Inc.	Development, Inc.			After
	December 15,	December 15,	Pro Forma		Completion
	2005	2005	Adjustments		of Exchange

Assets

Current Assets:
Cash and cash equivalents	$-	$247,912	$-		$247,912

Total current assets	$-	$247,912	$-		$247,912

Liabilities and Shareholders’ Deficiency

Current Liabilities:
Accounts payable	$41,537	$-	$-		$41,537
Accrued payroll taxes	323,992	-	-		323,992
Accrued interest	109,750		-		109,750
Refundable stock subscription	-	10,000	-		10,000
Liabilities to be settled in common stock	-	1,775,000	-		1,775,000
Due related parties	-	650,000	-		650,000
Deposits for stock subscriptions in
anticipation of future merger	-	806,250	-		806,250

Total current liabilities	475,279	3,241,250	-		3,716,529

Stockholders’ deficiency:
Common stock	46,868	1,666	(1,666)	(1)
			49,100	(2)	95,968

Additional paid in capital	2,935,513	-	(2,935,513)	(3)	-

Accumulated deficit	(3,457,660)	(2,995,004)	1,666	(1)
			(49,100)	(2)
			2,935,513	(3)	(3,564,585)

Total stockholders’ deficiency	(475,279)	(2,993,338)	-		(3,468,617)

Total liabilities and stockholders’
deficiency	$-	$247,912	$-		$247,912

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET

On December 15, 2005, Procare and ILD consummated an exchange agreement pursuant to which Procare issued 49,100,000 shares of common stock to acquire 100% of the issued and outstanding shares of ILD. After the exchange, the stockholders of ILD acquired a majority interest in Procare. This transaction was treated as a recapitalization of ILD and the historical financial statements of ILD become those of Procare.

(1)	This pro forma adjustment reflects the surrender by ILD of all its issued and outstanding shares of 1,666 in exchange for a majority interest in Procare.

(2)	This pro forma adjustment reflects the issuance of 49,100,000 shares by Procare to ILD in exchange for 100% of ILD’s issued and outstanding shares of common stock.

(3)	This pro forma adjustment reflects the eliminating entry to reflect accounting for the recapitalization.

PROFORMA CONDENSED EARNINGS PER SHARE
For the Year Ended December 31, 2005
Unaudited

Pro Forma Information:

Net Loss	$(2,091,935)
Pro forma tax provision	-

Pro forma net loss	$(2,091,935)

Net Loss Per Share Data:

Basic and diluted net loss per common share	$(0.0218)

Basic and diluted weighted average number
of common shares outstanding	95,968,127

Part III

Item 1 Exhibits

Explanatory Note

Exhibit No. 2.1, Exchange Agreement dated December 15, 2005, originally filed with the Form 8-K on February 2, 2006 was erroneously filed, as it was an earlier draft of the Exchange Agreement and not the final agreement, which is filed hereto as Exhibit 2.1 and replaces the prior filing.

Exhibit No. Identification of Exhibit

2.1 Exchange Agreement dated December 15, 2005
2.2 Amendment to Exchange Agreement dated December 15, 2005.
3.1* Articles of Incorporation
3.2* Articles of Amendment dated November 8, 1982
3.3* Certificate of Amendment to Articles of Incorporation dated May 29, 1987
3.4* Articles of Amendment dated December 4, 1987
3.5* Certificate of Amendment dated February 25, 1999
3.6* Certificate of Amendment dated January 11, 2006
3.7* By-Laws dated January 25, 2006
4.1* Form of Specimen of Common Stock
10.1* Falcon Service and Drill Agreement
14.1* Code of Ethics dated January 25, 2006
16.1* Letter from Wipfli LLP (Stirtz Bernards Boyden Surdel & Larter,  P.A.) dated January 27, 2006

* Incorporated by reference to Form 8-K filed February 2, 2006

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indigo-Energy, Inc.

Date: October 16, 2006	By:	/s/ David Larson
DAVID LARSON
President